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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39408) pertaining to the Information Resources, Inc. 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-31182) pertaining to the Information Resources, Inc. 1999 Restricted Stock Plan and 1999 Nonqualified Defined Contribution Plan, the Registration Statement (Form S-8 No. 333-31416) pertaining to the Information Resources, Inc. Restricted Stock Plan - Joseph P. Durrett, the Registration Statement (Form S-8 No. 33-48289) pertaining to the Information Resources, Inc. Employee Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-48290) pertaining to the Information Resources, Inc. Amended and Restated 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 33-48291) pertaining to the Information Resources, Inc. 1992 Executive Stock Option Plan, the Registration Statement (Form S-8 No. 33-52719) pertaining to the Information Resources, Inc. Employee Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-52721) pertaining to the Information Resources, Inc. Employee Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-54649) pertaining to the Information Resources, Inc. 1992 Executive Stock Option Plan and the Registration Statement (Form S-8 No. 333-24041) pertaining to the Information Resources, Inc. 401(k) Retirement Savings Plan and Trust of our report dated February 5, 2003 with respect to the consolidated financial statements and schedule of Information Resources, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


ERNST & YOUNG LLP
Chicago, Illinois
March 27, 2003